Exhibit 10.28

GENESEE & WYOMING INC.
FOURTH AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE

Grantee:                XXXXXXXXX

Type of Award:	Performance-Based Restricted Stock Unit
Award

Target Number of Units:        [XX]

Date of Grant:

Performance Vesting Period:     January 1, 2019 through December 31, 2021

1.Grant of Performance-Vesting Restricted Stock Unit. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Genesee & Wyoming Inc. (“G&W”) hereby grants to you, under G&W’s Fourth Amended and Restated 2004 Omnibus Incentive Plan (the “Plan”), a performance-based restricted stock unit award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, representing the contingent right to earn up to the maximum number of units calculated based on the Target Number of Units as reflected above and the Performance Vesting in accordance with Section 3 herein (the “Units”), as described in more detail herein. Each Unit represents the right to receive one share of G&W’s Class A Common Stock, par value, $.01 per share (“Common Stock”). The Plan is incorporated herein by reference and made part of this Award Notice. A copy of the Plan is available on G&W’s Intranet under Corporate Policies, then Human Resources, or from G&W’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice that are not defined herein have the meanings as defined in the Plan.

2.General Award Description. The Award consists of a grant of restricted stock units subject to both performance, time and other vesting restrictions as described below in Sections 3-5 of this Award Notice.

3.Restrictions and Performance Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still in the employment or service of G&W or any Subsidiary or remain in the service of G&W by serving on the Board of Directors or in such other mutually agreed service capacity to G&W (“Services”) at such time, the right to vest in the Units described in this Award Notice is based on and subject to performance as measured below (the “Performance Vesting”) over the period beginning January 1, 2019 and ending December 31, 2021 (the “Performance Vesting Period”) and calculated as set forth in the paragraph below.

To determine the actual number of Units earned by you under this Award, the Target Units set forth above will be multiplied by the simple average of the Performance Multipliers set forth in the tables below for each of the two metrics: (i) three (3) year average Return on Invested Capital (“ROIC”) and (ii) three (3) year Cumulative Adjusted Free Cash Flow Before New Business and Grant Capital Expenditures per common diluted share (the “CAFCF”), in each case as calculated at the end of the Performance Vesting Period as follows:

(i)	the three-year average ROIC will be the simple average of the ROIC for each completed fiscal year during the Performance Vesting Period; and

(ii)	the CAFCF will be the sum of the Adjusted Free Cash Flow Before New Business and Grant Capital per common diluted share for each completed fiscal year during the Performance Vesting Period.
The ROIC shall be measured on a same railroad basis over the course of the Performance Vesting Period, while the CAFCF shall include the impact of any acquisitions or divestitures (excluding the investment capital from an acquisition or divestment proceeds from a disposition) consummated by G&W during the Performance Vesting Period. The share count used in the calculation of CAFCF shall be the diluted common shares as reported in G&W’s financial statements for the respective period.
The resulting number of Units earned hereunder will be settled in shares of Common Stock underlying such Units as set forth in Section 7.

Three Year ROIC Over Performance Vesting Period	Performance Multiplier

Maximum: 3-Year Average ROIC of: [ ]%	250%
Between Target and Maximum	interpolated
Target: 3-Year Average ROIC of: [ ]%	100%
Between Threshold and Target	interpolated
Threshold: 3-Year Average ROIC of: [ ]%	50%
Below Threshold:	0%

Three Year Cumulative Adjusted Free Cash Flow Before New Business and Grant Capital Expenditures Over Performance Vesting Period	Performance Multiplier

Maximum: 3-Year Cumulative Adjusted FCF per share Before New Business and Grant Capital Expenditures of: $[ ]	250%
Between Target and Maximum	interpolated
Target: 3-Year Cumulative Adjusted FCF Before New Business and Grant Capital Expenditures per share of: $[ ]	100%
Between Threshold and Target	interpolated
Threshold: 3-Year Cumulative Adjusted FCF Before New Business and Grant Capital Expenditures per share of: $[ ]	50%
Below Threshold:	0%

Notwithstanding the foregoing, the Units you receive hereunder shall be reduced to the extent necessary so that the Fair Market Value of the shares underlying the Units on the last day of the Performance Vesting Period does not exceed the limitations of Section 6.3 of the Plan and shall be adjusted upon the occurrence of certain events as described in Section 6.2 of the Plan.
4.Time Vesting Restrictions. Subject to the terms set forth in this Award Notice and the Plan and subject to the vesting of the Units based on Performance Vesting as defined above in Section 3 hereof, unless vesting is accelerated in accordance with the Plan or this Award Notice, the Units available due to performance shall vest and settle in shares of Common Stock on the later of the third anniversary of the Date of Grant and the date the Committee certifies Performance Vesting, provided you are still in the employment or service of G&W or any Subsidiary on such vesting date.
5.Special Vesting Provisions.

(a)     Death or “Disability” or Change of Control. In the event of your death or “Disability” or a Change of Control, as defined in Section 10 below (collectively, a “Special Event”) during the Performance Vesting Period, the following special Performance Vesting provisions apply:

(i)	If the Special Event occurs during the first fiscal year of the Performance Vesting Period, then the number of Units earned will be Target Number of Units.

(ii)
If the Special Event occurs in the second or third fiscal year of the Performance Vesting Period, then the number of Units earned will be determined by calculating the simple average of the Performance Multipliers for ROIC and CAFC in accordance with Section 3 herein, provided, however, that (x) the ROIC will be calculated based on a single performance period starting on the beginning of the Performance Vesting Period through the date of G&W’s most recently completed quarterly financial results prior to the occurrence of the Special Event; and the applicable Performance Multiplier as set forth in the Average Performance Target ROIC Special Event Table set forth below shall be used with interpolation (as necessary); and (y) the CAFC will be calculated as the sum of Adjusted Free Cash Flow Before New Business and Grant Capital per share for each completed fiscal year period during the Performance Vesting Period, plus the Adjusted Free Cash Flow Before New Business and Grant Capital per share through the date of G&W’s most recently completed quarterly financial results prior to the occurrence of the Special Event for the year of the Special Event; and the applicable Performance Multiplier as set forth in the Average Performance Target CAFCF Special Event Table set forth below shall be used with interpolation (as necessary). Any interpolation necessary to determine the Performance Multipliers for each of the ROIC and CAFC (for example, to calculate performance targets using March or September quarter results or to calculate the performance multipliers between Payout Levels) shall be calculated prior to taking the simple average of the Performance Multipliers for ROIC and CAFC, and shall be subject to review by the Committee.

AVERAGE PERFORMANCE TARGET ROIC SPECIAL EVENT
Payout Levels	YEAR 1		YEAR 2		YEAR 3	Performance Multiplier
	December 31, 2019	June 30, 2020	December 31, 2020	June 30, 2021	December 31, 2021
Maximum	[ %]	[ %]	[ %]	[ %]	[ %]	250%
Between Target and Maximum	interpolated	interpolated	interpolated	interpolated	interpolated	interpolated
Target	[ %]	[ %]	[ %]	[ %]	[ %]	100%
Between Threshold and Target	interpolated	interpolated	interpolated	interpolated	interpolated	interpolated
Threshold	[ %]	[ %]	[ %]	[ %]	[ %]	50%
Below Threshold						0%

AVERAGE PERFORMANCE TARGET CAFCF SPECIAL EVENT
Payout Levels	YEAR 1		YEAR 2		YEAR 3	Performance Multiplier
	December 31, 2019	June 30, 2020	December 31, 2020	June 30, 2021	December 31, 2021
Maximum	[$ ]	[$ ]	[$ ]	[$ ]	[$ ]	250%
Between Target and Maximum	interpolated	interpolated	interpolated	interpolated	interpolated	interpolated
Target	[$ ]	[$ ]	[$ ]	[$ ]	[$ ]	100%
Between Threshold and Target	interpolated	interpolated	interpolated	interpolated	interpolated	interpolated
Threshold	[$ ]	[$ ]	[$ ]	[$ ]	[$ ]	50%
Below Threshold						0%

(b) The number of Units earned as calculated under Section 5(a) will be settled in shares of Common Stock as soon as practicable following the date of the Special Event. All other restrictions related to employment or service to G&W or any Subsidiary applicable to the Award will lapse as of the date of the Special Event.

(c) For the purposes of this Award, the term “Disability” means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(d)     Effect of Certain Other Events.
(i) Termination With Cause. Upon your termination of Services by G&W for Cause prior to the vesting of the Units, the Units shall be forfeited as of the date of such termination.
(ii) Termination Without Cause. Upon your involuntary termination of Services by G&W (for any reason other than death, “Disability”, “Change of Control” or “Cause”) or your voluntary termination of employment for Good Reason prior to the vesting of the Units, you will continue to be eligible to vest in the Units in accordance with Section 3 above, to the extent earned at the end of the Performance Vesting Period.
(iii) Qualified Resignation. Notwithstanding anything to the contrary contained in this Award Notice, following your Qualified Resignation prior to the vesting of the Units, you will continue to be eligible to vest in the Units in accordance with Section 3 above, to the extent earned at the end of the Performance Vesting Period, with such period following the Qualified Resignation and prior to the end of the Performance Vesting Period deemed the “Permissive Vesting Period.” During the Permissive Vesting Period, you shall continue to be eligible to vest in the Units in accordance with Section 3 above, to the extent earned at the end of the Performance Vesting Period, provided you remain in the service of G&W by providing Services and remain in compliance with the provisions of Section 9(c). In the event you have communicated in writing to the G&W Board of Directors a willingness to provide Services, and either before or during the Permissive Vesting Period you are not nominated or elected to the G&W Board of Directors or are not offered the opportunity to act in some other mutually agreed service capacity to G&W following your Qualified

Resignation (a “Rejected Qualified Resignation”), you will continue to be eligible to vest in the Units in accordance with Section 3 above, to the extent earned at the end of the Performance Vesting Period.
(iv)    Other Resignations. Upon your voluntary resignation as Chief Executive Officer of G&W or, during the Permissive Vesting Period, as a member of G&W’s Board of Directors or from such other mutually agreed service capacity in which you provided Services, except for a resignation for Good Reason or a Qualified Resignation, prior to the vesting of the Units, the Units shall be forfeited as of the date of such resignation.
(v)    Certain Definitions.
(1)    The term “Cause” means (i) your willful and continued failure to substantially perform your duties with G&W or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to you to specifically identify the manner in which G&W or a Subsidiary believes that you have not substantially performed your duties, (ii) your willful engaging in illegal conduct which is materially and demonstrably injurious to G&W or any Subsidiary, (iii) your commission of a felony, (iv) your material breach of a fiduciary duty owed by you to G&W or any Subsidiary, (v) your intentional unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of G&W or any Subsidiary, or (vi) your engaging in any conduct that G&W’s or a Subsidiary’s written rules, regulations or policies specify as constituting grounds for discharge.
(2)    The term “Qualified Resignation” means your resignation as Chief Executive Officer of G&W if (i) you have provided at least six (6) months’ advance notice to the G&W Board of Directors regarding your intended resignation (“Sufficient Notice”), (ii) on or prior to the date you provide the Board of Directors with such notice of resignation, the Board of Directors has received an actionable succession plan which it deems to be acceptable (which acceptance may not be unreasonably withheld) and (iii) you have communicated in writing to the G&W Board of Directors a willingness to provide Services.
(3)    The term “Good Reason” means the occurrence during your employment with G&W or its Subsidiaries, prior to the vesting of the Award, of any of the following without your express written consent:
(4) Any material and adverse diminution in your duties, titles or responsibilities with G&W from those in effect immediately prior to the Date of Grant; provided, however, that no such diminution shall be deemed to exist because of changes in your duties, titles or responsibilities as a consequence of G&W ceasing to be subject to the reporting requirements of the Exchange Act;
(5) Any material reduction in your annual target compensation from your annual target compensation for the prior fiscal year (excluding the impact of any one-time, special or discretionary awards or bonuses and any change due to changes in G&W’s peer group composition or compensation study, as reflected by the independent compensation consultants to the Committee); or
(6) Any requirement that you be based at a location more than thirty-five (35) miles from the location at which you were based on the Date of Grant.
Notwithstanding the foregoing, your resignation shall not be deemed to have occurred for “Good Reason” unless you provide G&W with a written notice of Good Reason termination referencing this Section 5(d)(v) within fifteen (15) days after the occurrence of an event giving rise to a claim of Good Reason, and G&W shall have fifteen (15) days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason, or to dispute such resignation for Good Reason.

6.[Intentionally Omitted]

7.    Issuance and Taxation of Shares.
(a) Issuance of Shares. Upon satisfaction of the performance vesting and time vesting restrictions described in Sections 3 and 4 above (and except as otherwise set forth in Section 5), and upon further determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as G&W may impose pursuant to the Plan or Section 15 of this Award Notice, and payment of any relevant taxes, the Units that become payable to you shall be settled in the number of shares of Common Stock equal to the number of vested Units to which you are entitled on the earliest practicable date (as determined by G&W, but in no event later than 2½ months following the end of the Performance Vesting Period) thereafter. No fractional shares shall be delivered under this Award, and so any fractional shares that may be payable shall be rounded to the nearest whole share. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or in absence of such beneficiary, to your duly qualified personal representative.
(b)    Responsibility for Taxes. Regardless of any action G&W, its designated agent, or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that G&W and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units, or issuance of the shares of G&W’s Common Stock equal to the number of vested Units underlying the Award, or the subsequent sale of shares of G&W’s Common Stock acquired pursuant to such issuance and the receipt of any dividends on shares of G&W’s Common Stock acquired pursuant to such issuance; and (ii) do not commit, other than in accordance with the Plan, to structure the terms of the award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.
Prior to issuance of shares of G&W’s Common Stock upon the vesting of Units, you shall pay cash or make adequate arrangements satisfactory to G&W and/or the Employer to satisfy all withholding and payment on account of obligations of G&W and/or the Employer. In this regard, you authorize G&W and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by G&W and/or the Employer. Alternatively, or in addition, if permissible under local law, G&W, or its designated agent, may withhold in shares of G&W’s Common Stock from the issuance of G&W’s Common Stock upon the vesting of Units, provided that G&W, or its designated agent, only withholds the amount of shares of G&W’s Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to G&W, its designated agent, or the Employer any amount of Tax-Related Items that G&W or the Employer may be required to withhold as a result of your participation in the Plan or receipt of shares of G&W’s Common Stock that cannot be satisfied by the means previously described. G&W, or its designated agent, may refuse to honor the issuance and refuse to deliver the shares of G&W’s Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.
The payment of such withholding taxes to G&W, or its designated agent, may also be made pursuant to any method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform).
8.     [Intentionally Omitted]
    9.    Effect of Breach of Certain Covenants.
(a)    During your employment by or service to G&W as Chief Executive Officer and any period in which you are providing Services, and following any termination or resignation in accordance with Section 5(d)(i) hereof or Section 5(d)(iv) hereof:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 9(a), then, unless the Committee determines otherwise (x) you immediately forfeit, effective as of the date you engage in such conduct, the unvested Units and (y) you must return to G&W the shares of G&W’s Common Stock underlying the Units that vested within the twelve (12) month period immediately preceding the date you engage in such conduct or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of the shares of G&W’s Common Stock underlying the Units that vested within such twelve (12) month period.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (a)(i) of this Section 9. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of twelve (12) months after the termination of such employment or service as set forth in Section 9(a) above, you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity (or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 9(a), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amounts to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 9(a) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 9. Nothing in this Agreement shall prohibit or impede you from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law.
(b) Following any termination or resignation in accordance with Section 5(d)(ii) hereof or any Rejected Qualified Resignation in accordance with Section 5(d)(iii) hereof, including any period when you are performing Services:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 9(b), then, unless the Committee determines otherwise you must return to G&W the shares of G&W’s Common Stock underlying the Units that vested in accordance with Section 5(d)(ii) hereof or Section 5(d)(iii) hereof within the twenty-four (24) month period immediately preceding the date you engage in such conduct or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of the shares of G&W’s Common Stock underlying the Units that vested within such twenty-four (24) month period.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (b)(i) of this Section 9. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary and during the

Permissive Vesting Period or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of twenty-four (24) months following your termination or resignation as Chief Executive Officer of G&W in accordance with Section 5(d)(ii) hereof or a Rejected Qualified Resignation in accordance with Section 5(d)(iii), you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity (or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 9(b), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amount to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 9(b) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 9(b).
(c) Following any Qualified Resignation in accordance with Section 5(d)(iii) hereof, including any period when you are performing Services:
(i)    In General. If you engage in the conduct described in subsection (iii) of this Section 9(c), then, unless the Committee determines otherwise you must return to G&W the shares of G&W’s Common Stock underlying the Units that vested in accordance with Section 5(d)(iii) hereof within the thirty-six (36) month period immediately preceding the date you engage in such conduct or, at the option of G&W, pay to G&W the net after tax Fair Market Value, as of the date you engage in such conduct, of the shares of G&W’s Common Stock underlying the Units that vested within such thirty-six (36) month period.
(ii)    Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection (c)(i) of this Section 9. G&W may elect to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.
(iii)    Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary and during the Permissive Vesting Period or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your employment by or service to G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary and for a period of thirty-six (36) months following your Qualified Resignation in accordance with Section 5(d)(iii), you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary, which shall without limitation preclude service to a railroad or other entity

(or its affiliate) that competes for railroad acquisition or railroad investment opportunities with G&W. (For purposes of this Section 9(c), you shall not be deemed a stockholder of any company subject to the periodic and other reporting requirements of the Exchange Act, if your record and beneficial ownership of any such company amount to not more than five percent of the capital stock of any such company.) The restrictive covenants contained in this Section 9(c) apply separately in the United States and in other countries. Your breach of the restrictive covenants contained in this subsection (iii) shall result in the consequences described in this Section 9(c).
(d) You expressly acknowledge that any breach or threatened breach of any of the restrictive covenants set forth in Sections 9(a)(iii), 9(b)(iii) or 9(c)(iii), as applicable, may result in substantial, continuing, and irreparable injury to the Company and its affiliates. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company and its affiliates, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of such restrictive covenants without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.

10.    Effect of a Change in Control.
(a)     Upon the occurrence of a “Change in Control” of G&W during the Performance Vesting Period, the Units will become vested in accordance with Section 5 hereof, and all remaining time and other vesting restrictions will lapse.
(b)    A “Change in Control” shall be deemed to have occurred when:
(i)     Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding G&W and any Subsidiary and any employee benefit plan sponsored or maintained by G&W or any Subsidiary, including any trustee of such plan acting as trustee, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of G&W representing more than 35% or more of the combined voting power of G&W’s then outstanding securities (other than directly as a result of G&W’s redemption of its securities); provided, however, that in no event shall a Change in Control be deemed to have occurred under this Section 10(b)(i) so long as (x) the combined voting power of shares beneficially owned by (A) G&W’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) Mortimer B. Fuller and/or Sue Fuller and their lineal descendants (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer Shares, exceeds 35% of the combined voting power of G&W’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of G&W’s outstanding securities and (y) G&W remains subject to the reporting requirements of the Exchange Act; or

(ii)    The consummation of any merger or other business combination of G&W, a sale of 51% or more of G&W’s assets, liquidation or dissolution of G&W or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the shareholders of G&W and any trustee or fiduciary of any G&W employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or business combination; (B) the purchaser of or successor to G&W’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D)), as applicable, the “Surviving Entity” or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or
(iii)    Within any twelve-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to G&W, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Independent Directors ((so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control)).
11.    Book Entry Registration. Any shares of G&W’s Common Stock issued upon settlement of the Award may be evidenced by book registration only, without the issuance of a certificate representing the shares of G&W’s Common Stock.
12.    Nonassignability. The Units underlying the Award and, prior to their issuance, the shares of G&W’s Common Stock that may be issued upon the vesting of Units may not, except as otherwise provided in the Plan, be sold, alienated, assigned, transferred, pledged or encumbered in any way prior to the vesting of the Units, whether by operation of law or otherwise. After vesting of the Units, the sale or other transfer of the issued shares of G&W’s Common Stock shall be subject to applicable laws and regulations under the Exchange Act and the Securities Act of 1933, as amended.
13.    Rights as a Stockholder. Until the Units have vested and the underlying shares of G&W’s Common Stock have been delivered to you, you will have no rights as a stockholder with respect to the shares of G&W’s Common Stock to be issued upon the vesting of the Units underlying the Award, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time or the right to vote (in person or by proxy) such shares at any meeting of stockholders of G&W.
14.    Rights of G&W and Subsidiaries. This Award Notice does not affect the right of G&W or any Subsidiary to take any corporate action whatsoever, including without limitation, its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of G&W’s Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.
15.    Restrictions on Issuance of Shares. If at any time G&W determines that the listing, registration or qualification of the shares of G&W’s Common Stock underlying the Award upon any securities exchange or under any federal, state or local law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of any shares of G&W’s Common Stock underlying the Award, such issuance may not be made in whole or in part unless such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to G&W.
16.    Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all of the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.
17.    Amendment. Except as otherwise provided in the Plan, G&W may only alter, amend or terminate the Award with your consent.
18.    Governing Law. The Award and this Award Notice shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law.
19.    Language. If you have received this Award Notice or any other document related to the Plan in a language other than English, and if the translated version bears a meaning that is different from that of the English version, the English version will control, to the extent permitted by law.
20.    Notices. All notices and other communications to G&W, or its designated agent, required or permitted under this Award Notice shall be written, and shall either be delivered personally or sent by registered or certified first-call mail, postage prepaid and return receipt requested, by facsimile or electronically. If such notice or other communication is to G&W, then it should be addressed to G&W’s office at 200 Meridian Centre, Suite 300, Rochester, New York 14618, Attention: Equity Plan Administrator; Telephone: (585) 328-8601; Facsimile: (585) 328-8622; Email: EquityPlanAdmin@gwrr.com. If such notice or other communication is to G&W’s designated agent, then it should be addressed and sent in accordance with established procedures. Each such notice and other communication delivered personally shall be deemed to have been given when received. Each such notice and other communication delivered by United

States mail shall be deemed to have been given when received, and each such notice and other communication delivered by facsimile or electronically shall be deemed to have been given when it is so transmitted and the appropriate answerback is received.
21.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and G&W and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan, to the extent permitted by law.
You understand that G&W and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in G&W, details of all restricted stock or unit awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon issuance of G&W’s Common Stock underlying the Award, to the extent permitted by law. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
22.    Electronic Delivery. G&W may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan (or related to future awards that may be granted under the Plan) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, hereby agree to participate in the Plan through an on-line or electronic system established and maintained by G&W or another third party designated by G&W.
23.    Severability. The provisions of this Award Notice are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.    Clawback. The Units awarded under this Agreement, and any shares of Common Stock issued or other payments made in respect hereof, shall be subject to any clawback policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Grantee.

ACKNOWLEDGEMENT
The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and G&W regarding the restricted stock units granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated:

Name

By Genesee & Wyoming Inc.

Mary Ellen Russell

Global Human Resource Officer